UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2010
MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200,
Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.2

Explanatory Note
This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K (the “Original 8-K”) of MedAssets, Inc. (“MedAssets”) filed with the Securities and Exchange Commission on November 19, 2010. The Original 8-K reported, among other things, MedAssets’ completion of its acquisition of Broadlane Intermediate Holdings, Inc. (“Broadlane”). This report provides the pro forma information required under Item 9.01(b) of Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(b)	Pro forma financial information.
The unaudited pro forma condensed combined balance sheet of MedAssets and Broadlane as of September 30, 2010, the unaudited pro forma condensed combined statement of operations of MedAssets and Broadlane for the year ended December 31, 2009, the unaudited pro forma condensed combined statement of operations of MedAssets and Broadlane for the nine-months ended September 30, 2010 and the related notes of MedAssets prepared to give pro forma effect to the acquisition of Broadlane are filed herewith as Exhibit 99.2 to this Amendment No. 1.
(d) Exhibits

Exhibit
No.	Description of Exhibit
99.2	Unaudited pro forma condensed combined balance sheet as of September 30, 2010; unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009; unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2010; and the related notes of MedAssets prepared to give pro forma effect to the acquisition of Broadlane.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

January 21, 2011	By:	/s/ L. Neil Hunn Name: L. Neil Hunn
Title: Executive Vice President and Chief Financial Officer and President of Revenue Cycle Technology

Exhibit Index

Exhibit
No.	Description of Exhibit
99.2	Unaudited pro forma condensed combined balance sheet as of September 30, 2010; unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009; unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2010; and the related notes of MedAssets prepared to give pro forma effect to the acquisition of Broadlane.